Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Myers Industries, Inc.

       We consent to the incorporation by reference in the Registrations Statement (Form S-8 No. 333-90637) pertaining to the Myers Industries, Inc. Employee Stock Purchase Plan of our report dated March 15, 2005, with respect to the December 31, 2004 financial statements of the Myers Industries, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Akron, Ohio,
June 26, 2006